Exhibit 20

Subsidiary Guarantees of Debt

The company’s senior notes are guaranteed on a full, unconditional and joint and several basis by certain of the company’s material domestic subsidiaries. These guarantees are required in support of the notes, are co-terminous with the terms of the respective note indentures and would require performance upon certain events of default referred to in the respective guarantees. The maximum potential amounts that could be required to be paid under the domestic guarantees are essentially equal to the then outstanding principal and interest under the respective notes. The following is condensed, consolidating financial information (in millions of dollars) for the company, segregating the guarantor subsidiaries and non-guarantor subsidiaries, as of July 3, 2011, and December 31, 2010, and for the three and six months ended July 3, 2011, and June 27, 2010. Separate financial statements for the guarantor subsidiaries and the non-guarantor subsidiaries are not presented because management has determined that such financial statements are not required by the current regulations.

	UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
	For the Three Months Ended July 3, 2011
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$—	$1,392.6	$917.1	$—	$2,309.7

Costs and expenses
Cost of sales (excluding depreciation)	—	(1,188.7)	(696.8)	—	(1,885.5)
Depreciation and amortization	(0.8)	(36.6)	(36.7)	—	(74.1)
Selling, general and administrative	(18.2)	(46.0)	(28.9)	—	(93.1)
Business consolidation and other activities	(0.3)	(2.6)	—	—	(2.9)
Equity in results of subsidiaries	172.0	—	—	(172.0)	—
Intercompany license fees	36.7	(32.8)	(3.9)	—	—
	189.4	(1,306.7)	(766.3)	(172.0)	(2,055.6)

Earnings (loss) before interest and taxes	189.4	85.9	150.8	(172.0)	254.1
Interest expense	(38.5)	0.8	(7.5)	—	(45.2)
Earnings (loss) before taxes	150.9	86.7	143.3	(172.0)	208.9
Tax provision	(7.8)	(30.7)	(26.1)	—	(64.6)
Equity in results of affiliates	—	0.9	0.2	—	1.1
Net earnings (loss) from continuing operations	143.1	56.9	117.4	(172.0)	145.4
Discontinued operations, net of tax	—	(0.3)	—	—	(0.3)
Net earnings (loss)	143.1	56.6	117.4	(172.0)	145.1
Less net earnings attributable to noncontrolling interests	—	—	(2.0)	—	(2.0)
Net earnings (loss) attributable to Ball Corporation	$143.1	$56.6	$115.4	$(172.0)	$143.1

	UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
	For the Six Months Ended July 3, 2011
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$—	$2,677.6	$1,643.3	$—	$4,320.9

Costs and expenses
Cost of sales (excluding depreciation)	—	(2,259.5)	(1,256.7)	—	(3,516.2)
Depreciation and amortization	(1.6)	(73.8)	(72.3)	—	(147.7)
Selling, general and administrative	(38.4)	(94.3)	(59.8)	—	(192.5)
Business consolidation activities	(0.3)	(13.5)	(2.6)	—	(16.4)
Equity in results of subsidiaries	279.8	—	—	(279.8)	—
Intercompany license fees	71.1	(64.5)	(6.6)	—	—
	310.6	(2,505.6)	(1,398.0)	(279.8)	(3,872.8)

Earnings (loss) before interest and taxes	310.6	172.0	245.3	(279.8)	448.1
Interest expense	(78.5)	1.8	(15.0)	—	(91.7)
Earnings (loss) before taxes	232.1	173.8	230.3	(279.8)	356.4
Tax provision	2.3	(71.1)	(43.8)	—	(112.6)
Equity in results of affiliates	—	0.3	0.8	—	1.1
Net earnings (loss) from continuing operations	234.4	103.0	187.3	(279.8)	244.9
Discontinued operations, net of tax	—	(1.6)	—	—	(1.6)
Net earnings (loss)	234.4	101.4	187.3	(279.8)	243.3
Less net earnings attributable to noncontrolling interests	—	—	(8.9)	—	(8.9)
Net earnings (loss) attributable to Ball Corporation	$234.4	$101.4	$178.4	$(279.8)	$234.4

	UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
	For the Three Months Ended June 27, 2010
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$—	$1,409.5	$598.0	$—	$2,007.5

Costs and expenses
Cost of sales (excluding depreciation)	—	(1,178.2)	(464.9)	—	(1,643.1)
Depreciation and amortization	(0.8)	(37.8)	(23.8)	—	(62.4)
Selling, general and administrative	(15.5)	(48.2)	(13.9)	—	(77.6)
Business consolidation activities	(3.1)	1.0	(0.2)	—	(2.3)
Equity in results of subsidiaries	79.7	—	—	(79.7)	—
Intercompany license fees	40.6	(38.8)	(1.8)	—	—
	100.9	(1,302.0)	(504.6)	(79.7)	(1,785.4)

Earnings (loss) before interest and taxes	100.9	107.5	93.4	(79.7)	222.1
Interest expense	(41.0)	0.3	(4.0)	—	(44.7)
Earnings (loss) before taxes	59.9	107.8	89.4	(79.7)	177.4
Tax provision	10.1	(47.9)	(23.0)	—	(60.8)
Equity in results of affiliates	—	0.7	27.3	—	28.0
Net earnings (loss) from continuing operations	70.0	60.6	93.7	(79.7)	144.6
Discontinued operations, net of tax	(1.0)	(71.5)	(3.1)	—	(75.6)
Net earnings (loss)	69.0	(10.9)	90.6	(79.7)	69.0
Less net earnings attributable to noncontrolling interests	—	—	—	—	—
Net earnings (loss) attributable to Ball Corporation	$69.0	$(10.9)	$90.6	$(79.7)	$69.0

	UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
	For the Six Months Ended June 27, 2010
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$—	$2,532.0	$1,067.8	$—	$3,599.8

Costs and expenses
Cost of sales (excluding depreciation)	—	(2,130.4)	(830.9)	—	(2,961.3)
Depreciation and amortization	(1.6)	(74.7)	(48.8)	—	(125.1)
Selling, general and administrative	(26.6)	(92.4)	(37.9)	—	(156.9)
Business consolidation activities	(3.1)	1.5	(0.2)	—	(1.8)
Equity in results of subsidiaries	157.5	—	—	(157.5)	—
Intercompany license fees	87.3	(83.8)	(3.5)	—	—
	213.5	(2,379.8)	(921.3)	(157.5)	(3,245.1)

Earnings (loss) before interest and taxes	213.5	152.2	146.5	(157.5)	354.7
Interest expense	(71.7)	0.7	(7.6)	—	(78.6)
Earnings (loss) before taxes	141.8	152.9	138.9	(157.5)	276.1
Tax provision	7.7	(53.9)	(35.5)	—	(81.7)
Equity in results of affiliates	—	0.7	32.0	—	32.7
Net earnings (loss) from continuing operations	149.5	99.7	135.4	(157.5)	227.1
Discontinued operations, net of tax	(1.2)	(73.8)	(3.7)	—	(78.7)
Net earnings (loss)	148.3	25.9	131.7	(157.5)	148.4
Less net earnings attributable to noncontrolling interests	—	—	(0.1)	—	(0.1)
Net earnings (loss) attributable to Ball Corporation	$148.3	$25.9	$131.6	$(157.5)	$148.3

	CONDENSED, CONSOLIDATING BALANCE SHEET
	July 3, 2011
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
ASSETS
Current assets
Cash and cash equivalents	$0.1	$1.8	$142.9	$—	$144.8
Receivables, net	(0.9)	142.6	1,073.4	—	1,215.1
Inventories, net	—	780.0	416.7	—	1,196.7
Deferred taxes and other current assets	11.5	98.3	58.2	—	168.0
Total current assets	10.7	1,022.7	1,691.2	—	2,724.6
Property, plant and equipment, net	32.8	885.2	1,345.0	—	2,263.0
Investment in subsidiaries	3,724.3	352.2	78.6	(4,155.1)	—
Goodwill	—	927.0	1,445.0	—	2,372.0
Intangibles and other assets, net	179.4	106.0	205.4	—	490.8
Total Assets	$3,947.2	$3,293.1	$4,765.2	$(4,155.1)	$7,850.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$43.4	$0.2	$305.9	$—	$349.5
Accounts payable	29.7	430.2	408.8	—	868.7
Accrued employee costs	18.7	131.5	75.1	—	225.3
Other current liabilities	15.7	161.4	131.2	—	308.3
Total current liabilities	107.5	723.3	921.0	—	1,751.8
Long-term debt	2,329.6	0.2	795.1	—	3,124.9
Intercompany borrowings	(311.6)	(55.9)	367.5	—	—
Employee benefit obligations	291.7	348.8	366.6	—	1,007.1
Deferred taxes and other liabilities	(49.4)	85.3	195.9	—	231.8
Total liabilities	2,367.8	1,101.7	2,646.1	—	6,115.6

Shareholders’ equity
Convertible preferred stock	—	—	4.8	(4.8)	—
Preferred shareholders’ equity	—	—	4.8	(4.8)	—

Common stock	922.1	809.9	656.1	(1,466.0)	922.1
Retained earnings	3,040.4	1,582.2	1,102.2	(2,684.4)	3,040.4
Accumulated other comprehensive earnings (loss)	(6.0)	(200.7)	200.6	0.1	(6.0)
Treasury stock, at cost	(2,377.1)	—	—	—	(2,377.1)
Common shareholders’ equity	1,579.4	2,191.4	1,958.9	(4,150.3)	1,579.4
Total Ball Corporation shareholders’ equity	1,579.4	2,191.4	1,963.7	(4,155.1)	1,579.4
Noncontrolling interests	—	—	155.4	—	155.4
Total shareholders’ equity	1,579.4	2,191.4	2,119.1	(4,155.1)	1,734.8
Total Liabilities and Share-holders’ Equity	$3,947.2	$3,293.1	$4,765.2	$(4,155.1)	$7,850.4

	CONDENSED, CONSOLIDATING BALANCE SHEET
	December 31, 2010
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
ASSETS
Current assets
Cash and cash equivalents	$0.2	$1.7	$150.1	$—	$152.0
Receivables, net	(0.5)	157.0	693.2	—	849.7
Inventories, net	—	763.3	320.6	—	1,083.9
Deferred taxes and other current assets	19.0	126.8	74.3	—	220.1
Total current assets	18.7	1,048.8	1,238.2	—	2,305.7
Property, plant and equipment, net	29.6	893.8	1,124.8	—	2,048.2
Investment in subsidiaries	3,372.9	217.3	151.0	(3,741.2)	—
Goodwill	—	927.0	1,178.3	—	2,105.3
Intangibles and other assets, net	176.0	129.0	163.5	—	468.5
Total Assets	$3,597.2	$3,215.9	$3,855.8	$(3,741.2)	$6,927.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$17.9	$0.2	$92.6	$—	$110.7
Accounts payable	17.5	362.2	320.6	—	700.3
Accrued employee costs	24.7	165.1	68.4	—	258.2
Other current liabilities	59.3	126.8	128.0	—	314.1
Total current liabilities	119.4	654.3	609.6	—	1,383.3
Long-term debt	2,333.5	0.4	367.7	—	2,701.6
Intercompany borrowings	(536.7)	105.3	431.4	—	—
Employee benefit obligations	197.1	419.9	346.3	—	963.3
Deferred taxes and other liabilities	(34.1)	65.8	189.7	—	221.4
Total liabilities	2,079.2	1,245.7	1,944.7	—	5,269.6

Shareholders’ equity
Convertible preferred stock	—	—	4.8	(4.8)	—
Preferred shareholders’ equity	—	—	4.8	(4.8)	—

Common stock	893.4	684.4	719.2	(1,403.6)	893.4
Retained earnings	2,829.8	1,480.8	923.8	(2,404.6)	2,829.8
Accumulated other comprehensive earnings (loss)	(82.1)	(195.0)	123.2	71.8	(82.1)
Treasury stock, at cost	(2,123.1)	—	—	—	(2,123.1)
Common shareholders’ equity	1,518.0	1,970.2	1,766.2	(3,736.4)	1,518.0
Total Ball Corporation shareholders’ equity	1,518.0	1,970.2	1,771.0	(3,741.2)	1,518.0
Noncontrolling interests	—	—	140.1	—	140.1
Total shareholders’ equity	1,518.0	1,970.2	1,911.1	(3,741.2)	1,658.1
Total Liabilities and Shareholders’ Equity	$3,597.2	$3,215.9	$3,855.8	$(3,741.2)	$6,927.7

	UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
	For the Six Months Ended July 3, 2011
	Ball	Guarantor	Non-Guarantor	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Total

Cash provided by (used in) continuing operating activities	$(100.2)	$356.0	$(92.7)	$163.1
Cash provided by (used in) discontinued operating activities	—	(1.6)	(0.3)	(1.9)
Total cash provided by (used in) operating activities	(100.2)	354.4	(93.0)	161.2

Cash flows from investing activities
Additions to property, plant and equipment	(5.9)	(77.9)	(129.7)	(213.5)
Business acquisition	—	—	(295.2)	(295.2)
Investments in and advances to affiliates	346.2	(284.7)	(61.5)	—
Other, net	—	8.5	(9.1)	(0.6)
Total cash provided by (used in) investing activities	340.3	(354.1)	(495.5)	(509.3)

Cash flows from investing activities
Long-term borrowings	128.5	—	409.0	537.5
Repayments of long-term borrowings	(128.5)	(0.2)	(13.0)	(141.7)
Change in short-term borrowings	20.4	—	184.1	204.5
Proceeds from issuances of common stock	22.8	—	—	22.8
Acquisitions of treasury stock	(263.9)	—	—	(263.9)
Common dividends	(23.3)	—	—	(23.3)
Other, net	3.8	—	—	3.8
Cash provided by (used in) financing activities	(240.2)	(0.2)	580.1	339.7

Effect of exchange rate changes on cash	—	—	1.2	1.2

Change in cash and cash equivalents	(0.1)	0.1	(7.2)	(7.2)
Cash and cash equivalents — beginning of period	0.2	1.7	150.1	152.0
Cash and cash equivalents — end of period	$0.1	$1.8	$142.9	$144.8

	UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
	For the Six Months Ended June 27, 2010
	Ball	Guarantor	Non-Guarantor	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Total

Cash provided by (used in) continuing operating activities	$70.9	$252.8	$(314.9)	$8.8
Cash provided by (used in) discontinued operating activities	(1.2)	26.4	(3.3)	21.9
Total cash provided by (used in) operating activities	69.7	279.2	(318.2)	30.7

Cash flows from investing activities
Additions to property, plant and equipment	(6.3)	(36.7)	(26.1)	(69.1)
Acquisition of equity affiliate	—	—	(89.2)	(89.2)
Investments in and advances to affiliates	(38.7)	(229.2)	267.9	—
Other, net	(7.3)	(2.9)	—	(10.2)
Cash provided by (used in) continuing investing activities	(52.3)	(268.8)	152.6	(168.5)
Cash used in discontinued investing activities	—	(7.2)	(0.2)	(7.4)
Total cash provided by (used in) investing activities	(52.3)	(276.0)	152.4	(175.9)

Cash flows from financing activities
Long-term borrowings	940.3	0.6	136.5	1,077.4
Repayments of long-term borrowings	(889.3)	(3.9)	(84.5)	(977.7)
Change in short-term borrowings	—	—	81.0	81.0
Proceeds from issuances of common stock	21.8	—	—	21.8
Acquisitions of treasury stock	(162.9)	—	—	(162.9)
Common dividends	(18.3)	—	—	(18.3)
Other, net	(9.3)	—	—	(9.3)
Cash provided by (used in) financing activities	(117.7)	(3.3)	133.0	12.0

Effect of exchange rate changes on cash	—	—	(2.4)	(2.4)

Change in cash and cash equivalents	(100.3)	(0.1)	(35.2)	(135.6)
Cash and cash equivalents — beginning of period	111.3	0.1	99.2	210.6
Cash and cash equivalents — end of period	$11.0	$—	$64.0	$75.0